EXHIBIT 23.2



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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we consent to the incorporation by reference in the registration statement of Loral Space & Communications Ltd. on Form S-8 (File No. to be determined upon filing around November 18, 2002) of our report dated June 20, 2002, on our audits of the financial statements and schedules of the Loral Savings Plan for the years ended December 31, 2001 and 2000, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.


/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
November 15, 2002